Exhibit 24
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that the undersigned, being a Director of MGIC Investment Corporation (the “Company”), hereby constitutes and appoints Curt S. Culver, J. Michael Lauer and Jeffrey H. Lane, and each of them, his true and lawful attorney-in-fact and agent with full power or substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all post-effective amendments to any Registration Statements on Form S-8 currently in effect relating to the Company’s Profit Sharing and Savings Plan and 2002 Stock Incentive Plan and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.
Dated this 29th day of January, 2009.

/s/ Donald T. Nicolaisen Donald T. Nicolaisen